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                                                               EXHIBIT 10.24.2.1

                                                                          POOL 1

                CROSS-COLLATERALIZATION AND COOPERATION AGREEMENT

      THIS CROSS-COLLATERALIZATION AND COOPERATION AGREEMENT (this "Agreement") is made as of the 17th day of June, 2005, by and between the Borrowers listed on the signature page hereof (collectively, the "Pool 1 Borrowers") and MERRILL LYNCH MORTGAGE LENDING, INC., in its capacity as mortgage lender ("Lender").

                                    RECITALS

      A. The Borrowers, under that certain Promissory Note of even date herewith given to Lender ("Note 1"), are indebted to Lender in the original principal sum of $80,140,000 ("Loan 1") as governed by that certain Loan Agreement of even date herewith between the Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 1").

      B. The Borrowers identified on Schedule 1 as the "Pool 2 Borrowers" (collectively, the "Pool 2 Borrowers"), under that certain Promissory Note of even date herewith given to Lender ("Note 2"), are indebted to Lender in the original principal sum of $81,560,000 ("Loan 2") as governed by that certain Loan Agreement of even date herewith between the Pool 2 Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 2").

      C. The Borrowers identified on Schedule 1 as the "Pool 3 Borrowers" (collectively, the "Pool 3 Borrowers") under that certain Promissory Note of even date herewith given to Lender ("Note 3"), are indebted to Lender in the original principal sum of $82,615,000 ("Loan 3") as governed by that certain Loan Agreement of even date herewith between the Pool 3 Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 3").

      D. The Borrowers identified on Schedule 1 as the "Pool 4 Borrowers" (collectively, the "Pool 4 Borrowers"), under that certain Promissory Note of even date herewith given to Lender ("Note 4"), are indebted to Lender in the original principal sum of $50,200,000 ("Loan 4") as governed by that certain Loan Agreement of even date herewith between the Pool 4 Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 4").

      E. The Borrowers identified on Schedule 1 as the "Pool 5 Borrowers" (collectively, the "Pool 5 Borrowers"), under that certain Promissory Note of even date herewith given to Lender ("Note 5"), are indebted to Lender in the original principal sum of $43,490,000 ("Loan 5") as governed by that certain Loan Agreement of even date herewith between the Pool 5 Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 5").

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      F. The Borrowers identified on Schedule 1 as the "Pool 6 Borrowers"
(collectively, the "Pool 6 Borrowers", and together with Pool 1 Borrowers, Pool 2 Borrowers, Pool 3 Borrowers, Pool 4 Borrowers and Pool 5 Borrowers, collectively, the "Borrowers"), under that certain Promissory Note of even date herewith given to Lender ("Note 6", and together with Note 1, Note 2, Note 3,
Note 4 and Note 5, collectively, the "Notes"), are indebted to Lender in the original principal sum of $31,995,000 ("Loan 6", and together with Loan 1, Loan 2, Loan 3, Loan 4 and Loan 5, collectively, the "Loans") as governed by that certain Loan Agreement of even date herewith between the Pool 6 Borrowers and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, "Loan Agreement 6", and together with Loan Agreement 1, Loan Agreement 2, Loan Agreement 3, Loan Agreement 4 and Loan Agreement 5, collectively, the "Loan Agreements").

      G. Loan 1, Loan 2, Loan 3, Loan 4, Loan 5 and Loan 6 are secured, in part, by Mortgages (as defined in the Loan Agreements) on the Properties in the respective pools of Properties identified on Schedule 2 (each, a "Pool", and collectively, the "Pools"). Each of such Properties is referred to herein as a "Property" and, collectively, as the "Properties". The Properties in each Pool are referred to, respectively, as the "Pool 1 Properties", "Pool 2 Properties", "Pool 3 Properties", "Pool 4 Properties", "Pool 5 Properties" and "Pools 6 Properties".

      H. Lender has required as a condition to making the Loans that the Borrowers enter into this Agreement with Lender.

                                    AGREEMENT

      For ten ($10) dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. Cross Collateralization Within Pool; Contribution.

                  (a) Each Pool 1 Borrower acknowledges that Lender is making Loan 1 to the Pool 1 Borrowers upon the security of its collective interest in the Pool 1 Properties and in reliance upon the aggregate of the Pool 1 Properties taken together being of greater value as collateral security than the sum of each Pool 1 Property taken separately. Each Pool 1 Borrower agrees that each Mortgage of a Pool 1 Property is and will be cross-collateralized and cross-defaulted with each other Mortgage of a Pool 1 Property so that (i) an Event of Default which continues beyond the expiration of any applicable notice and cure periods under any of such Mortgages shall constitute an Event of Default under each of the other such Mortgages securing the related Note; (ii) an Event of Default which continues beyond the expiration of any applicable notice and cure periods under the related Loan Agreement or this Agreement shall constitute an Event of Default under each such Mortgage; (iii) each such Mortgage shall constitute security for the related Note as if a single blanket lien were placed on all of the Pool 1 Properties as security

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for Note 1; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

                  (b) Without limitation to any other right or remedy provided to Lender in this Agreement or any of the other Loan Documents, each Pool 1 Borrower covenants and agrees that (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell any or all of the Collateral in any inverse order or alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any of the Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and/or any other Loan Documents otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all the Collateral has been foreclosed, sold and/or otherwise realized upon and (v) each Pool 1 Property and all Collateral as defined in Loan Agreement 1 shall be security for the performance of all each Pool 1 Borrower's obligations hereunder and under each of the other Loan Documents.

                  (c) As a result of the transactions contemplated by this Agreement, each Pool 1 Borrower will benefit, directly and indirectly, from the obligation of each other Pool 1 Borrower to pay the related Indebtedness and perform its obligations hereunder and under the other related Loan Documents and in consideration therefore each Pool 1 Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this
Section 1(c) to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each Pool 1 Borrower in the event any payment is made by any individual Pool 1 Borrower under the Loan Documents to Lender (such payment being referred to herein as a "Contribution", and for purposes of this Section, includes any exercise of recourse by Lender against any Collateral of a Pool 1 Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations, to Lender under the Loan Documents).

                        (i) Each Pool 1 Borrower shall be liable under the related Loan Documents with respect to the related Indebtedness only for such total maximum amount (if any) that would not render its Indebtedness under the related Loan Agreement or under any of the Loan Documents subject to avoidance under Section 548 of the Federal Bankruptcy Code or any comparable provisions of any state law.

                        (ii) In order to provide for a fair and equitable contribution among Pool 1 Borrowers in the event that any Contribution is made by an individual Pool 1 Borrower (a "Funding Borrower"), such Funding Borrower shall be entitled to a reimbursement Contribution ("Reimbursement Contribution") from all other Pool 1 Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Indebtedness, in the manner and to the extent set forth in this Section.

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                        (iii) For purposes hereof, the "Benefit Amount" of any
      individual Pool 1 Borrower as of any date of determination shall be the net value of the benefits to such Borrower from extensions of credit made by Lender to (A) such Borrower and (B) to the other Pool 1 Borrowers under the related Loan Documents.

                        (iv) Each Pool 1 Borrower shall be liable to a Funding Borrower in an amount equal to the (A) ratio of the Benefit Amount of such Borrower to the total amount of related Indebtedness, multiplied by (B) the amount of such Indebtedness paid by such Funding Borrower.

                        (v) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the "Applicable Contribution"), then Reimbursement Contributions from other Pool 1 Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Pool 1 Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Pool 1 Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 1 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Pool 1 Borrowers in accordance with the provisions of this Section.

                        (vi) Each Pool 1 Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of such Borrower to which such Reimbursement Contribution is owing.

                        (vii) No Reimbursement Contribution payments payable by a Pool 1 Borrower pursuant to the terms of this Section 1 shall be paid until all amounts then due and payable by all Pool 1 Borrowers to Lender, pursuant to the terms of the related Loan Documents, are paid in full in cash. Nothing contained in this Section 1 shall limit or affect in any way the Indebtedness of any Pool 1 Borrower to Lender under the Note or any other Loan Documents.

                        (viii) Each Pool 1 Borrower waives:

                        (A) any right to require Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;

                        (B) any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Notes, this Agreement and any of the other Loan Documents;

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                        (C) any defense based upon any lack of authority of the
officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                        (D) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                        (E) any defense based upon any failure by Lender to obtain collateral for the Indebtedness or failure by Lender to perfect a lien on any Collateral;

                        (F) presentment, demand, protest and notice of any kind;

                        (G) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any Collateral;

                        (H) any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral;

                        (I) any defense based upon any use of cash collateral under Section 363 of the Federal Bankruptcy Code;

                        (J) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

                        (K) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

                        (L) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

                        (M) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Notes or owing under any of the Loan Documents;

                        (N) any defense or benefit based upon such Borrower's, or any other party's, resignation of the portion of any obligation secured by the Mortgages to be satisfied by any payment from any other Borrower or any such party;

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                        (O) all rights and defenses arising out of an election
of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower;

                        (P) all rights and defenses that such Borrower may have because any Indebtedness is secured by real property. This means, among other things: (1) Lender may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if Lender forecloses on any real property collateral pledged by any other Borrower,
(I) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (II) Lender may collect from such Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because any of the Indebtedness is secured by real property; and

                        (Q) except as may be expressly and specifically permitted herein, any claim or other right which such Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Notes, this Agreement or the other Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefore, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

      Section 2. Cross-Collateralization Across Pools; Contribution; Release of Cross-Collateralization.

                  (a) Until repayment of the Indebtedness under each Loan Agreement and satisfaction of all obligations under each Loan Agreement, each Pool 1 Borrower acknowledges and agrees (subject to Lender's election(s) at Lender's sole discretion from time to time or otherwise pursuant to Section 2(g) below): (i) that each of the Pool 1 Properties shall secure not only Loan 1 but also all of the other Loans, and that the Liens of the related Loan Documents shall constitute Liens securing not only Loan 1 but also all of the other Loans; and (ii) that Lender would not make the Loans to the Pool 1 Borrowers unless the Pool 1 Borrowers granted liens on the Pool 1 Properties to secure the payment of each of the Loans.

                  (b) Until the date that all of the Loans shall have been paid and satisfied in full, the Pool 1 Borrowers (i) shall have no right of subrogation with respect to the Loans and (ii) waive any right to enforce any remedy which Lender now has or may hereafter have against the Borrowers, any endorser or any guarantor of all or any part of the Loans or any other individual or entity, and the Pool 1 Borrowers waive any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of the Loans or any other liability of any of the other Borrowers to Lender. Should

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any Pool 1 Borrower have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Pool 1 Borrower hereby expressly and irrevocably
(1) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Borrower may have to the payment in full in cash of the Loans and (2) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Loans are paid in full in cash. Each Pool 1 Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect any Borrower's liability hereunder or the enforceability of any of the Loan Agreements or the Loan Documents.

                  (c) Each Pool 1 Borrower agrees that any and all claims of such Borrower against any Borrowers in any of the other Pools or any endorser or any guarantor of all or any part of the Loans (collectively, the "Crossed Obligors") with respect to any obligations, liabilities or indebtedness now or hereafter owing by the Crossed Obligors, or any of them, to such Borrower, or otherwise existing or claimed to be owed or to exist on the part of any of the Crossed Obligors, or against any of their respective properties (collectively, the "Crossed Party Obligations") shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all of the Loans. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any of the Crossed Obligors, all rights, liens and security interests of each Borrower, whether now or hereafter arising and howsoever existing, in and to any assets of any of the Crossed Obligors shall be and are subordinated to the rights of Lender in those assets under the Loan Documents relating to each Loan or otherwise, and no Borrower shall, until the date that all of the Loans shall have been paid and satisfied in full, (i) assert, collect, sue upon, or enforce all or any part of the Crossed Party Obligations; (ii) commence or join with any other creditors of any of the Crossed Obligors in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against any of the Crossed Obligors; (iii) take, accept, ask for, sue for, receive, set off or demand any payments upon the Crossed Party Obligations; or (iv) take, accept, ask for, sue for, receive, demand or allow to be created liens, security interests, mortgages, deeds of trust or pledges of or with respect to any of the assets of any of the Crossed Obligors in favor of or for the benefit of such Borrower.

                  (d) If all or any part of the assets of any of the Crossed Obligors, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Crossed Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Crossed Obligor is dissolved or if substantially all of the assets of any such Crossed Obligor are sold, then, and in any such event (such events being herein referred to as an "Crossed Obligor Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to any Pool 1 Borrower upon or with respect to any Crossed Party Obligations shall be paid or delivered directly to the Lender for application on the Loans, due or to become due, until the Loans shall have been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by any Pool 1 Borrower upon or with respect to the Crossed Party Obligations after any Crossed Obligor Insolvency Event and prior to the payment in full and satisfaction of all of the Loans, such

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Borrower shall receive and hold the same in trust, as trustee, for the benefit of Lender and shall forthwith deliver the same to Lender in precisely the form received (except for the endorsement or assignment of such Borrower where necessary), for application to any of the Loans, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of Lender. If such Borrower fails to make any such endorsement or assignment to Lender, Lender or any of its officers or employees is irrevocably authorized to make the same. Each Pool 1 Borrower agrees that until the Loans have been paid in full (in cash) and satisfied, no Pool 1 Borrower will assign or transfer to any individual or entity (other than Lender) any claim such Borrower has or may have against any Crossed Obligor.

                  (e) Subject to the provisions of Section 2(g), to the extent that any collection upon any of the Loans is made by Lender from one of the Borrowers or the Properties in a Pool other than Pool 1 or other assets of the Borrowers other than the Pool 1 Borrowers (a "Crossed Loans Collection") which, taking into account all other Crossed Loans Collections then previously or concurrently made by such Borrower, exceeds the amount which otherwise would have been collected from such Borrower if each Borrower had paid the portion of the Loans satisfied by such Crossed Loans Collection in the same proportion as such Borrower's Allocable Amount (as defined below) (as determined immediately prior to such Crossed Loans Collection) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Crossed Loans Collection, then, following payment in full in cash of the Loans, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Crossed Loans Collection. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under the related Loan Documents without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. The foregoing provision shall be for the benefit of each of the Borrowers and Lender, but shall be subject to modification as provided in
Section 2(g) below and to amendment by agreement of the Borrowers and Lender. This Section 2(e) is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 2(e) is intended to or shall impair the liens and security interests of any of the Loan Agreements or the related Loan Documents or the obligations of the Borrowers thereunder. Each Pool 1 Borrower acknowledges that the rights of contribution and indemnification under this Section 2(e) constitute assets of the Borrowers to which such contribution and indemnification is owing.

                  (f) Each Pool 1 Borrower hereby consents and agrees to each of the following, and agrees that such Borrower's obligations under its Loan Agreement and the other Loan Documents and the Liens created under its Loan Agreement and the other Loan Documents securing the Loans shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) that such Borrower might otherwise have as a result of or in connection with any of the following:

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                        (ix) Any renewal, extension, increase, modification,
      alteration or rearrangement of all or any part of the Loans, the Loan Documents, or other document, instrument, contract or understanding between the Borrowers and Lender, or any other parties, pertaining to the Loans or any failure of Lender to notify such Borrower of any such action.

                        (x) Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to the Borrowers.

                        (xi) The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any of the Borrowers or any other party at any time liable for the payment of all or part of the Loans; or any dissolution of any of the Borrowers, or any sale, lease or transfer of any or all of the assets of any of the Borrowers, or any changes in the shareholders, partners or members of any of the Borrowers; or any reorganization of any of the Borrowers.

                        (xii) The invalidity, illegality or unenforceability of all or any part of the Loans, or any document or agreement executed in connection therewith, for any reason whatsoever, including without limitation the fact that (A) the Loans, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Loans or any part thereof is ultra vires, (C) the officers or representatives executing the Loan Documents or otherwise creating the Loans acted in excess of their authority, (D) the Loans violate applicable usury laws, (E) the Borrowers have valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Loans wholly or partially uncollectible from the Borrowers, (F) the creation, performance or repayment of the Loans (or the execution, delivery and performance of any document or instrument representing part of the Loans or executed in connection with the Crossed Loans, or given to secure the repayment of the Loans) is illegal, uncollectible or unenforceable, or (G) any of the Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Borrower shall remain liable hereon regardless of whether any other Borrower or any other person be found not liable on the Loans or any part thereof for any reason.

                        (xiii) Any full or partial release of the liability of the Borrowers on the Loans, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Loans, or any part thereof, it being recognized, acknowledged and agreed by each Borrower that such Borrower has not been induced to enter into its Loan Agreement, this Agreement or the other Loan Documents on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Loan or such Borrower's obligations under its Loan Agreement, this Agreement or the other Loan Documents, or that Lender will look to other parties to pay or perform the Loans.

                        (xiv) The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Loans.

                        (xv) Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Loans.

                        (xvi) The failure of or refusal of Lender or any other party acting on behalf of Lender to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (A) to take or prosecute any action for the collection of any of the Loans, (B) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (C) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Loans.

                        (xvii) The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Loans, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Borrower that it is not entering into this Loan Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Loans.

                        (xviii) Any payment by any of the Borrowers to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to any of the Borrowers or someone else.

                        (xix) Any other action taken or omitted to be taken with respect to any of the Loan Documents, the Loans, or the security and collateral therefor.

            (g) Notwithstanding anything to the contrary set forth in this Agreement or in any of the Loan Agreements, (i) upon Lender's delivery to Borrowers of written notice, sent at Lender's sole option and in its sole discretion, from time to time (one or more times) stating that any Loan Agreement, the related Mortgages and the other related Loan Documents shall no longer secure one or more (at Lender's sole election) of the other Loans (each a "Cross Release Notice"), or (ii) upon Lender's sale of one or more Pools in a Secondary Market Transaction (including a securitization), or (iii) upon a sale by Borrowers of one or more Pools pursuant to and in accordance with the terms of the related Loan Agreement(s), (x) the applicable Loan Agreement (as specified in the Cross Release Notice or, in the case of a Secondary Market Transaction or a sale of one or more Pools by the applicable Borrowers, relating to the Pool or Pools being sold) and the other Loan Documents relating thereto shall, automatically and without any further notice or other action by Lender or Borrowers, no longer secure any of the Loans made pursuant to the other Loan Agreements (any such Loan, an "Excluded Loan", and, collectively, the "Excluded Loan(s)"; each Borrower which is the borrower with respect to an Excluded Loan is herein referred to as an "Excluded Borrower", and the Loan Agreements, Mortgages and other Loan Documents executed and delivered by the Excluded Borrowers with respect to any Excluded Loan are herein referred to as the "Excluded Loan Agreements", "Excluded Mortgages" and "Excluded Loan Documents", respectively, and each Property encumbered by the Excluded Loan Documents is herein referred to as an "Excluded Property"), and the Excluded Loan Agreements and the other Loan Documents relating thereto shall, automatically and without any further notice or other action by Lender or Borrowers, no longer secure the Loan made pursuant to the Loan Agreement specified in the Cross Release Notice or, in the case of a Secondary Market Transaction or a sale of one or more Pools by the applicable Borrowers, relating to a Pool or Pools being sold, (y) with respect to such Loan Agreement and the related Borrowers, the provisions of Section 2(e) of this Agreement shall not apply to any Crossed Loans Collection from any Excluded Borrower or its Excluded Property and such Borrowers shall have no obligation or liability on account thereof, and (z) with respect to such Loan Agreement and the related Borrowers, such Borrowers shall no longer be beneficiaries of the covenants and agreements set forth in Section 2(e) with respect to any Excluded Loan Agreement, and such Borrowers shall have no rights or claims on account of any contribution or indemnification obligations of any Excluded Borrower under
Section 2(e) with respect to Excluded Loan Agreement. In addition to and without limiting the foregoing, the Pool 1 Borrowers hereby agree to fully cooperate with Lender, if Lender is considering the termination of the cross collateralization and cross default of any Loan and Loan Documents with any of the other Loans, including, but not limited to (I) amending this Agreement, any Loan Agreement and any other Loan Documents as may be reasonably required by Lender, and reasonably approved by the applicable Borrowers, to effectuate such termination of the cross collateralization and cross default provisions thereof, and (II) updating and/or endorsing the title insurance policies (at Lender's cost as to additional premium charges, if any) to reflect the continuation of the first priority lien of any Loan Agreement.

            (h) In the event any Loan is repaid or defeased in full in accordance with the provisions of the related Loan Agreement and the other Loan Documents, then provided no Event of Default then exists under the related Loan Agreement, and no "Event of Default" exists under any of the other Loan Agreements (other than Excluded Loan Agreements) or the Loan Documents relating thereto, the cross-collateralization and cross-default of such repaid or defeased Loan and the Loan Documents relating thereto with the other Loans, and vice versa, shall terminate and all of such other Loans shall be deemed Excluded Loans with respect to the repaid or defeased Loan and the provisions of Section 2(g) above shall become automatically applicable with respect thereto.

      Section 3. Adjustment of Loans; Loan Modification.

            (a) Lender shall have the right in its sole discretion, at any time prior to the final Start-Up Day of the last of the Loans to be securitized, to cause any of the following to occur (each, a "Loan Modification") with respect to Pool 1, Pool 2 and Pool 3:

                  (i) separately adjust the principal amount and applicable interest rates of any of the Loans, provided that (A) the aggregate principal amount of the Loans immediately after such adjustment shall equal the aggregate outstanding principal balance of the Loans immediately prior to such adjustment, (B) the weighted average interest rate of the Loans immediately after such adjustment shall equal the weighted average interest rate which was applicable to the Loans immediately prior to such adjustment, (C) the aggregate debt service payments on the Loans immediately after such adjustment shall equal the aggregate debt service payments which were due under the Loans immediately prior to such adjustment, and (D) the other material terms and provisions of each of the Loans shall remain unchanged and none of the foregoing adjustments shall increase the obligations or reduce the rights of the Borrowers in any material respect; and/or

                  (ii) cause any of the Properties in any one or more of the Pools to become Collateral for any other Pool.

            (b) Any Loan Modification shall be subject to the following:

                        (i) If Lender elects to increase the principal amount of any of the Loans and decrease the amount of any of the other Loans, the applicable Borrowers (whose Loans are to be increased) shall distribute to the applicable Borrowers (whose Loans are to be decreased) such additional loan proceeds to be applied to repay, dollar for dollar, the applicable Notes, and the Lender under the applicable Notes will accept such prepayment without penalty, premium or additional costs to the Borrowers (except as provided herein).

                        (ii) The Borrowers shall cooperate with all reasonable requests of Lender in connection with any Loan Modification including, without limitation (x) execution and delivery of such documents as shall reasonably be required by Lender and reasonably approved by Borrower in connection therewith (including amended and restated notes, amended and restated loan agreements, replacement Mortgages, replacement Assignments of Leases), and (y) transfers of one or more Properties among the Borrowers, to the extent required to comply with the terms of this Section.

            (c) At Lender's request, in connection with any Loan Modification the Borrowers shall deliver to Lender replacement opinion letters in form and substance similar to the opinion letters delivered on the Closing Date addressed to any subsequent holders of any of the Loans or any interest therein (including, without limitation, each trustee holding any of the Loans ) with respect to any opinion letter delivered in connection with the Loans;

      Section 4. Capitalized Terms; Notices. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreements. Any notices, requests, demands or other communications required or permitted hereunder shall be delivered as specified in the Loan Agreements.

      Section 5. Event of Default. It shall be an Event of Default under the Loans if any of the Borrowers fail to comply with any of the terms, covenants or conditions of this Agreement within ten (10) Business Days after receipt of written request from Lender.

      Section 6. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

      Section 7. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrowers or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers and Lender and their respective successors and assigns forever.

      Section 9. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

      Section 10. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

      Section 11. Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

      Section 12. Costs and Expenses. Notwithstanding anything herein, in any Loan Agreement or in any other Loan Document to the contrary, in connection with any "uncrossing" of Loans pursuant to Section 2(g) of this Agreement, any Loan Modification (as defined herein), and any transaction described in Section 2.13 of the Loan Agreement or any of the other Loan Agreements, Lender shall be responsible for all reasonable out of pocket costs and expenses incurred by the Borrowers (in the aggregate under this Agreement, each of the other similar agreements referenced in Section 13, and each of the other Loan Agreements) in connection with complying with their obligations set forth in this Agreement and
Section 2.13 of the Loan

Agreement and the other Loan Agreements (including, costs and expenses for outside counsel fees, mortgage recording fees and taxes, required endorsements, if any, to the Title Policies, any costs and expenses of the Title Company, and any transfer costs in connection with the Properties, but excluding internal costs and expenses of any Borrower), except that Borrowers shall be responsible for such costs and expenses in connection with any of the foregoing up to an amount equal to $25,000 in the aggregate during the term of the Loan and the other Loans, and Lender shall be responsible and pay and/or reimburse Borrower for any such costs and expenses in excess of $25,000 in the aggregate during the term of the Loan and the other Loans.

      Section 13. Similar Agreements by other Borrowers. The Borrowers in each Pool have entered into Cross-Collateralization and Cooperation Agreements dated as of even date herewith with Lender, which agreements are identical in form and substance to this Agreement, and under which the Borrowers in each Pool have agreed to be bound by terms and provisions identical in substance to the agreements made by the Pool 1 Borrowers herein.

                 [Balance of page left blank/Signatures follow]

            IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date and year first written above.

                                          LENDER:

                                                   MERRILL LYNCH MORTGAGE
                                                   LENDING, INC.

                                                   By: /s/ Michael Brody

                       [Signatures continue on next page]

                                     BORROWERS:

                                     /s/ David A. Brooks, Chief Legal Officer

                                   SCHEDULE 1

                                    BORROWERS

Pool 1 Borrowers

ASHFORD ORLANDO SEA WORLD LIMITED PARTNERSHIP
ASHFORD SALT LAKE LIMITED PARTNERSHIP
ASHFORD RUBY PALM DESERT I LIMITED PARTNERSHIP
ASHFORD CHARLOTTE LIMITED PARTNERSHIP

Pool 2 Borrowers

ASHFORD FALLS CHURCH LIMITED PARTNERSHIP
ASHFORD GAITHERSBURG LIMITED PARTNERSHIP
ASHFORD MIRA MESA SAN DIEGO LIMITED PARTNERSHIP
ASHFORD IRVINE SPECTRUM FOOTHILL RANCH LIMITED PARTNERSHIP
ASHFORD RALEIGH LIMITED PARTNERSHIP

Pool 3 Borrowers

ASHFORD CENTERVILLE LIMITED PARTNERSHIP
ASHFORD CRYSTAL CITY LIMITED PARTNERSHIP
ASHFORD OVERLAND PARK LIMITED PARTNERSHIP
ASHFORD ALPHARETTA LIMITED PARTNERSHIP
ASHFORD FT. LAUDERDALE WESTON I LLC
ASHFORD FT. LAUDERDALE WESTON II LLC
ASHFORD FT. LAUDERDALE WESTON III LLC

Pool 4 Borrowers

RUBY FISHKILL LIMITED PARTNERSHIP
RUBY ORLANDO INTERNATIONAL LIMITED PARTNERSHIP
RUBY FT. WORTH RIVER PLAZA LIMITED PARTNERSHIP
RUBY TYLER HOTEL LIMITED PARTNERSHIP

Pool 5 Borrowers

RUBY SACRAMENTO CAL EXPO LIMITED PARTNERSHIP
RUBY WILMINGTON NEWARK LIMITED PARTNERSHIP
RUBY PROVIDENCE WARWICK LIMITED PARTNERSHIP
RUBY ANN ARBOR LIMITED PARTNERSHIP

Pool 6 Borrowers

RUBY MIAMI AIRPORT LIMITED PARTNERSHIP
RUBY MIAMI LAKES LIMITED PARTNERSHIP
RUBY MT. LAUREL LIMITED PARTNERSHIP
RUBY FT. WORTH SOUTHWEST LIMITED PARTNERSHIP
RUBY NEWARK LIMITED PARTNERSHIP
RUBY BOSTON TEWKSBURY LIMITED PARTNERSHIP

                                   SCHEDULE 2

                                   PROPERTIES

Pool 1

   Property Name                            Location
   ------------------                       ----------------------------

   Courtyard                                Palm Desert, CA

   Residence Inn                            Orlando, FL

   Springhill Suites                        Charlotte, NC

   Residence Inn                            Salt Lake City (Holladay), UT

Pool 2

   Property Name                            Location
   ------------------                       ----------------------------

   Courtyard                                Lake Forest, CA

   Residence Inn - Sorrento Mesa            San Diego, CA

   Springhill Suites                        Gaithersburg, MD

   Springhill Suites                        Raleigh-Durham, NC

   Residence Inn Fairfax Merrifield         Falls Church, VA

Pool 3

   Property Name                            Location
   ------------------                       ----------------------------

   Courtyard                                Ft. Lauderdale, FL

   Courtyard                                Alpharetta, GA

   Courtyard                                Overland Park, KS

   Courtyard                                Arlington (Crystal City), VA

   Springhill Suites                        Centerville, VA

Pool 4

   Property Name                            Location
   ----------------------------------       -----------

   Residence Inn - Orlando                  Orlando, FL

   Residence Inn - Sea World                Fishkill, NY

   Townplace Suites - Ft. Worth River       Ft. Worth, TX

   Plaza

   Residence Inn                            Tyler, TX

Pool 5

   Property Name                            Location
   --------------                           -------------------

   Residence Inn                            Sacramento, CA

   Residence Inn                            Wilmington, DE

   Residence Inn                            Ann Arbor, MI

   Residence Inn                            Warwick, RI

Pool 6

   Property Name                            Location
   ---------------------------------        ------------------

   Townplace Suites                         Newark, CA

   Townplace Suites                         Doral City, FL

   Townplace Suites                         Miami Lakes, FL

   Townplace Suites                         Scarborough, ME

   Townplace Suites                         Tewksbury, MA

   Townplace Suites                         Mt. Laurel, NJ

   Residence Inn-Ft. Worth Southwest        Ft. Worth, TX